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                                                                     EXHIBIT 2.1

                        ASSIGNMENT OF MEMBERSHIP INTEREST


         THIS ASSIGNMENT OF MEMBERSHIP INTEREST is dated as of October 1, 2002 (the "Effective Date"), by and between INVENTORY FINANCING PARTNERS, LLC (the "Assignor") and PRIORITY FULFILLMENT SERVICES, INC. (the "Assignee").

                                   WITNESSETH:

         WHEREAS, the Assignor is the record and beneficial owner of a 51% membership interest (the "LLC Interest") in BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC, a Delaware limited liability company (the "Company"); and

         WHEREAS, the Assignor has agreed to convey, transfer and assign to the Assignee the LLC Interest; and

         WHEREAS, the Assignor desires to sell, convey, transfer and assign to the Assignee the Assignor's right, title and interest in and to all of the LLC Interest in accordance with the terms and provisions of this Assignment;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the parties hereto agree as follows:

         1. Assignment. The Assignor by these presents does hereby convey, transfer and assign to the Assignee, its legal representatives, successors and assigns, free and clear of all liens, claims and encumbrances, all of the Assignor's right, title and interest in, to and under, any and all equity or ownership interest, right or privilege in the Company, including without limitation, all of the Assignor's right, title and interest in and to the LLC Interest, effective as of the Effective Date.

         TO HAVE AND TO HOLD the LLC Interest unto the Assignee, its legal representatives, successors and assigns forever.

         2. Purchase Price. In consideration for the sale, transfer, conveyance and assignment of the LLC Interest, the Assignee shall pay to the Assignor the sum of $331,758.

         3. Power of Attorney. Assignor hereby irrevocably constitutes and appoints Assignee, and any of its officers or employees thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Assignor and in the name of Assignor or its own name, for the purpose of carrying out all actions as may be necessary to effectuate the transfer and assignment of the LLC Interest to Assignee hereunder and Assignee's ownership of the LLC Interest thereof, and to take any other appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and,





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without limiting the generality of the foregoing, Assignor hereby gives Assignee the power and right, on behalf of Assignor, without notice to or assent by Assignor, to do the following:

               (i) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction relating to or arising out of the transfer and assignment of the LLC Interest to Assignee hereunder,

               (ii) to enforce any other right in respect thereof, to defend any suit, action or proceeding brought against Assignee or Assignor with respect thereto,

               (iii) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as Assignee deems appropriate, and

               (iv) to take any other action or proceeding in any court of law or equity otherwise deemed appropriate by Assignee for the purpose of effectuating or enforcing the transfer and assignment of the LLC Interest to Assignee hereunder or Assignee's benefits under the LLC Interest;

            Assignor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. The powers conferred on Assignee, or any of its officers or employees hereunder are solely to protect the interests of Assignee in effectuating or enforcing the transfer and assignment of the LLC Interest hereunder and shall not impose any duty upon it to exercise any such powers. Assignee and its officers, employees or agents shall not be responsible to Assignor for any act or failure to act, except for its gross negligence or willful misconduct.

         4. Consents. This Assignment shall be subject to any and all required consents and approvals of all governmental authorities and third parties having the legal or contractual right to consent or withhold consent hereto, and the transactions described herein shall not be deemed effective in the event any such required consent or approval shall not be obtained or granted.

         5. Binding Nature. This Assignment shall be binding upon and shall inure to the benefit of the Assignor and the Assignee and their respective heirs, legal representatives, successors and assigns.

         6. Governing Law. The Assignment shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.



                            [signature page follows]

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         IN WITNESS WHEREOF, the undersigned has duly executed this Assignment of Membership Interest as of the date first above written, effective as of the Effective Date.

                                      ASSIGNOR:

                                      INVENTORY FINANCING PARTNERS, LLC


                                      By:  /s/ Joe Farrell
                                           ------------------------------------
                                           Joe Farrell, Manager


                                      ASSIGNEE:

                                      PRIORITY FULFILLMENT SERVICES, INC.



                                      By:  /s/ Tom Madden
                                           ------------------------------------
                                           Tom Madden, Executive Vice President